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                                                                Exhibit 11
                              NORDSON CORPORATION
                       CALCULATION OF EARNINGS PER SHARE
       (Dollars and shares in thousands except for per share amounts)

                        Thirteen Weeks Ended         Twenty-Six Weeks Ended
                           May 4,      April 28,        May 4,      April 28,
                            1997         1996            1997         1996
                        -----------  --------------  -----------   ----------
PRIMARY:
Weighted average number
  of common shares
  outstanding during
  the period            17,388         17,920          17,453        17,944

Effect of Company
  stock plans based on
  the treasury stock
  method using average
  market price             272            351             312           354
                       -------        -------         -------        ------
Total weighted average
  common shares and
  common share
  equivalents           17,660         18,271          17,765        18,298
                       =======        =======         =======        ======
Net income             $ 8,910        $13,721         $18,147       $23,010
                       =======        =======         =======       =======
Earnings per share     $   .50        $   .75         $  1.02        $ 1.26
                       =======        =======         =======        ======
FULLY DILUTED:
Weighted average number
  of common shares
  outstanding during
  the period            17,388         17,920          17,453        17,944

Effect of Company
  stock plans based on
  the treasury stock
  method using the
  higher of ending or
  average market price     272            399             346           378
                       -------        -------         -------        ------
Total weighted average
  common shares and
  common share
  equivalents           17,660         18,319          17,799        18,322
                       =======        =======         =======        ======
Net income             $ 8,910        $13,721         $18,147       $23,010
                       =======        =======         =======       =======
Earnings per share     $   .50        $   .75         $  1.02        $ 1.26
                       =======        =======         =======        ======
                                      13

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